                    AMENDMENT NO. 1 TO FABRICATION AGREEMENT

         This Amendment No. 1 (this "Amendment") dated as of August 31, 1999, to that certain Fabrication Agreement made and entered into as of July 16, 1999 (as in effect on the date hereof, the "Contract") by and between DELOS OFFSHORE COMPANY ("Company"), a Delaware limited liability company, and MODEC INTERNATIONAL LLC ("Contractor"), a Delaware limited liability company, is entered into by and between Company and Contractor. Hereinafter, Company and Contractor may be referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, Company and Contractor are parties to the Contract wherein Contractor agreed to design, fabricate, assemble and deliver facilities in accordance with the terms of such Contract, and Company agreed to pay for such Work (as defined in the Contract) performed by Contractor; and

         WHEREAS, Company and Contractor now desire to amend the Contract to (i) redefine the order of priority of the appendices in the event of any conflict between the provisions of the Contract Documents (as defined in the Contract), and (ii) modify the notice periods specified in certain of the provisions of the Contract.

         NOW, THEREFORE in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Contractor hereby stipulate and agree as follows:

         1. Definitions. Terms defined in this Amendment have the meanings specified herein, and capitalized terms not defined herein, but defined in the Contract, are used herein as therein defined.

         2. Amendments. The Contract shall be and is hereby amended as follows:

               A. Article 2.3 is hereby amended by deleting subsections (a), (b) and (c) in their entirety, and substituting the following:

               a) this Fabrication Agreement,

               b) Appendices A, B, C, E, F, G, H, K, N, M, L, J, I, O, P and D.

               B. Section 6.2 is hereby amended by replacing the term "seven (7) Days" each time it appears in the second and third paragraphs with the term "14 Days."

               C. Section 12.2 is hereby amended by replacing the phrase "within seven (7) Days" in the first paragraph with the following phrase:

               "within 21 Days (except with respect to offshore Work, in which case it shall be submitted within two (2) Days)".

               D. Article 16.1 is hereby amended by replacing the phrase "within seven (7) Days" in the first paragraph with the following phrase:

               "within 21 Days (except with respect to offshore Work, in which case it shall be prepared within two (2) Days)".

                  Article 16.1 is further amended by replacing the phrase "within seven (7) Days" in the second paragraph with the following phrase:

               "within 21 Days (except with respect to offshore Work, in which case it shall be presented within two (2) Days)".

                  Article 16.1 is further amended by replacing the phrase "within seven (7) Days" in the fourth paragraph with the following phrase:

               "within 21 Days (except with respect to offshore Work, in which case it shall be informed within two (2) Days)".

               E. Article 28.2 is hereby amended by replacing the term "14 Days" in the first line with "21 Days."

         3. No Other Waivers or Amendments. Except as expressly waived or amended hereby, the Contract shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.

         4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         5. Counterparts. This Amendment may be executed by one or more of the Parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Fabrication Agreement to be signed by their respective duly authorized representatives effective as of the day and year first written in the preamble.


                                               COMPANY:

                                               DELOS OFFSHORE COMPANY, L.L.C.


                                               /s/ JAMES H. LYTAL
                                               ---------------------------------
                                               James H. Lytal
                                               President




                                               CONTRACTOR:

                                               MODEC INTERNATIONAL LLC


                                               /s/ K. MATSUNAGA
                                               ---------------------------------
                                               K. Matsunaga
                                               President

                                                                   EXHIBIT 10.20


                        SUNDAY SILENCE FIELD DEVELOPMENT


                              FABRICATION AGREEMENT


                          DELOS OFFSHORE COMPANY, L.L.C.
                                     HOUSTON

                                    JULY 1999

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================

                                TABLE OF CONTENTS

PART 1    GENERAL PROVISIONS.........................................................1

     ART. 1    DEFINITIONS...........................................................1
     ART. 2    CONTRACT DOCUMENTS - INTERPRETATION...................................4
     ART. 3    REPRESENTATIVES OF THE PARTIES........................................5

PART 2    PERFORMANCE OF THE WORK....................................................5

     ART. 4    OBLIGATIONS OF CONTRACTOR - MAIN RULES................................5
     ART. 5    AUTHORITY REQUIREMENTS - PERMITS......................................6
     ART. 6    DRAWING - SPECIFICATIONS - COMPANY PROVIDED ITEMS.....................7
     ART. 7    SUBCONTRACTS..........................................................8
     ART. 8    LABOR FOR THE WORK....................................................9
     ART. 9    MINERALS MANAGEMENT SERVICE (MMS) OBLIGATIONS.........................9
     ART. 10   QUALITY ASSURANCE.....................................................9

PART 3    PROGRESS OF THE WORK......................................................10

     ART. 11   CONTRACT SCHEDULE - DELAYED PROGRESS.................................10

PART 4    VARIATIONS AND CANCELLATION...............................................11

     ART. 12   RIGHT TO VARY THE WORK...............................................11
     ART. 13   EFFECTS OF A VARIATION TO THE WORK...................................11
     ART. 14   ISSUE OF VARIATION ORDERS............................................12
     ART. 15   CONSEQUENCES OF VARIATION ORDERS - DISPUTES ABOUT CONSEQUENCES.......12
     ART. 16   DISPUTE AS TO WHETHER A VARIATION TO THE WORK EXISTS - DISPUTED
               VARIATION ORDER......................................................13
     ART. 17   CANCELLATION.........................................................14
     ART. 18   COMPANY'S RIGHT TEMPORARILY TO SUSPEND THE WORK......................16

PART 5    DELIVERY AND PAYMENT......................................................16

     ART. 19   DELIVERY AND COMPLETION OF THE WORK..................................16
     ART. 20   PAYMENT OF THE CONTRACT PRICE, INVOICING AND AUDIT...................17
     ART. 21   GUARANTEE............................................................19
     ART. 22   TITLE TO THE CONTRACT OBJECT - RIGHT TO DEMAND DELIVERY..............19
     ART. 23   CONTRACTOR GUARANTEE - ACCEPTANCE CERTIFICATE........................20

PART 6    BREACH OF CONTRACT........................................................22

     ART. 24   CONTRACTOR'S DELAY...................................................22
     ART. 25   CONTRACTOR'S DEFECTS AND GUARANTEE LIABILITY.........................24
     ART. 26   TERMINATION DUE TO CONTRACTOR'S BREACH OF CONTRACT...................25
     ART. 27   COMPANY'S BREACH OF CONTRACT.........................................26

PART 7    FORCE MAJEURE.............................................................27

     ART. 28   EFFECTS OF FORCE MAJEURE.............................................27

PART 8    LIABILITY AND INSURANCES..................................................28

     ART. 29   LOSS OF OR DAMAGE TO THE CONTRACT OBJECT OR COMPANY PROVIDED ITEMS...28
     ART. 30   EXCLUSION OF LIABILITY - INDEMNIFICATION.............................29
     ART. 31   INSURANCES...........................................................34

PART 9    PROPRIETARY RIGHTS, ETC...................................................34

     ART. 32   RIGHTS TO DOCUMENTS AND COMPUTER PROGRAMS............................34
     ART. 33   INVENTIONS...........................................................35

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================


     ART. 34   CONFIDENTIAL INFORMATION.............................................36

PART 10        OTHER PROVISIONS.....................................................37

     ART. 35   ASSIGNMENT OF THE CONTRACT, ETC......................................37
     ART. 36   NOTICES..............................................................37
     ART. 37   UNITED STATES LAW AND DISPUTES.......................................37
     ART. 38   EQUAL EMPLOYMENT OPPORTUNITY PROVISIONS..............................38
     ART. 39   POLLUTION CONTROL AND RESPONSIBILITY.................................41
     ART. 40   YEAR 2000 WARRANTY...................................................43
     ART. 41   MISCELLANEOUS........................................................44
     ART. 42   OPTION...............................................................46


APPENDICES

         APPENDIX A -- SCOPE OF WORK
         APPENDIX B -- COMPENSATION
         APPENDIX C -- CONTRACT SCHEDULE
         APPENDIX D -- ADMINISTRATION REQUIREMENTS
         APPENDIX E -- SPECIFICATIONS
         APPENDIX F -- DRAWINGS
         APPENDIX G -- COMPANY PROVIDED FILMS
         APPENDIX H -- SUBCONTRACTORS
         APPENDIX I -- COMPANY'S INSURANCES, ETC.
         APPENDIX J -- CONTRACTOR PARENT COMPANY GUARANTEE
         APPENDIX K -- CONTRACTOR'S PROPRIETARY INFORMATION
         APPENDIX L -- INVITATION TO BID
         APPENDIX M -- AGREED UPON EXCEPTIONS AND CLARIFICATIONS
         APPENDIX N -- CONTRACTOR'S BID PROPOSAL
         APPENDIX 0 -- CONTRACTOR INSURANCE
         APPENDIX P -- COMPANY PARENT COMPANY GUARANTEE

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================

                              FABRICATION AGREEMENT


         This Fabrication Agreement (this "Contract") effective as of July 16, 1999 (the "Effective Date") is by and between DELOS OFFSHORE COMPANY ("Company"), a Delaware limited liability company, and MODEC INTERNATIONAL LLC ("Contractor"), a Delaware limited liability company. Hereinafter, Company and Contractor may be referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, Contractor is in the business to design, fabricate, assemble and deliver facilities in accordance with Appendix A - Scope of Work ("Work"); and

         WHEREAS, Company desires and has need of the type of Work provided by Contractor; and

         WHEREAS, Company and Contractor desire to enter into a contract whereby Contractor shall provide such Work to Company pursuant to the terms and conditions of this agreement and as defined in Appendix A; and

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby stipulate and agree as follows:

PART 1   GENERAL PROVISIONS


ART. 1   DEFINITIONS

         a) Acceptance Certificate means the certificate to be issued by Company in accordance with Art. 23.5.

         b) Affiliate means, with respect to a relevant Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such relevant Person. For purposes of this definition, the term "control" (including its derivatives and similar terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the relevant Person, whether through the ownership or control of voting interests, by contract or otherwise.

         c) Appendices means the following appendices which are attached hereto and incorporated herein for all purposes: Appendix A - Scope of Work, Appendix B - Compensation, Appendix C - Contract Schedule, Appendix D - Administration Requirements, Appendix E - Specifications, Appendix F - Drawings, Appendix
                  G - Company Provided Items, Appendix H - Subcontractors, Appendix I - Company's Insurances, etc., Appendix J - Contractor Parent Company Guarantee, Appendix K - Contractor's Proprietary Information, Appendix L - Invitation to Bid, Appendix M - Agreed Upon

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================

                  Exceptions and Clarifications, Appendix N - Contractor's Bid Proposal, Appendix O - Contractor Insurance, and Appendix P - Company Parent Company Guarantee.

         d) Company shall have the meaning given to such term in the preamble.

         e) Company Indemnified Party means, other than any Contractor Indemnified Parties, each of (i) Company and its Affiliates,
                  (ii) the contractors, subcontractors, agents, invitees and other representatives of Company and its Affiliates, (iii) any member, co-owner, partner, parent or other business participant with the Company or any visitor of any such Person and (iv) the directors, officers, employees and other representatives of any such Person described in (i), (ii), and
                  (iii) above.

         f) Company Provided Items shall have the meaning given to such term in Appendix G.

         g) Company's Representative means the Person who at any time is appointed in accordance with Art. 3 to act on behalf of the Company.

         h) Completion Certificate means the certificate to be issued by Company in accordance with Art. 19.

         i) Contract means this Fabrication Agreement and Appendices as stated in Art. 2, and, any amendments, supplements or modifications thereto from time to time.

         j) Contract Documents shall have the meaning given to such term in Art. 2.1.

         k) Contract Object means the item which Contractor, according to the Contract, shall deliver, together with all parts thereof, except for Company Provided Items before their incorporation into the Contract Object.

         l) Contract Price means the total sum payable to Contractor in accordance with Appendix B, as that sum is increased or decreased in accordance with the provisions of this Contract.

         m) Contract Schedule shall have the meaning given to such term in Appendix C.

         n) Contractor shall have the meaning given to such term in the preamble.

         o) Contractor Indemnified Party means, other than any Company Indemnified Parties, to the extent they are performing services or delivering goods in connection with this Contract, each of (i) Contractor and its Affiliates (ii) the contractors, subcontractors, agents, invitees and other representatives of Contractor or its Affiliates, (iii) any member, co-owner, partner, parent or other business participant with the Contractor or any visitor of any such Person and (iv) the directors, officers, employees and other representatives of any such Person described in (i), (ii), and
                  (iii) above.

         p) Date Data shall have the meaning given to such term in Art. 40.2.

         q)       Day means a consecutive calendar day unless otherwise stated.

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================


         r) Delivery Date means the date of delivery of the Contract Object set out in Appendix C, or as varied in accordance with the provisions of Art. 12 through 16.

         s) Delivery Protocol means the document to be executed by both Parties in accordance with Art. 19 upon the delivery of the Contract Object.

         t) Disputed Variation Order means a Variation Order issued in accordance with Art. 16.2.

         u) Drawings and Specifications shall have the meaning given to such term in Appendix A.

         v) Effective Date shall have the meaning given to such term in the preamble.

         w) Force Majeure means strikes, seizure, casualty loss, labor disturbance, earthquakes, riots, fire, governmental action or inaction, war, acts of God, named tropical storms, or any other cause similar or dissimilar to the foregoing beyond the reasonable control of the Party whose performance is affected and which by the exercise of reasonable diligence said Party is unable to prevent or provide against.

         x) FPF Support Structure shall have the meaning given to such term in Appendix A.

         y) Framework Contract means a contract entered into by Company where the obligations concerning the scope of the delivery and delivery date have not been specified.

         z)       Guarantee Period means the period stated in Art. 23.2.

         aa) Installation Agreement means that certain Installation Agreement between Company and Contractor to be executed within 30 Days following the Effective Date, which shall relate to the transportation and installation of the Contract Object.

         bb) Materials means all items required for the Work, other than Company Provided Items and working equipment.

         cc) Party shall have the meaning given to such term in the preamble.

         dd) Parties shall have the meaning given to such term in the preamble.

         ee) Progress Milestone means the following critical timing deadlines: (i) major structural steel fabrication of the FPF Support Structure must begin during September 1999 and (ii) the Contract Object must have fabrication completed and loaded-out and ready for tow no later than March 1, 2001, such exact date to be mutually agreed upon by the Parties.

         ff) Person means any individual or entity, including, without limitation, any corporation, limited liability company, joint venture, joint stock company,

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================

                  general or limited partnership, trust, agency, association, organization, government authority (including any agency or administrative group thereof) or other entity.

         gg)      Products shall have the meaning given to such term in Art.
                  23.6.

         hh)      Site means a place where Work is performed.

         ii) Subcontract means an agreement entered into between Contractor and a Subcontractor for the supply of goods or services in connection with the Work.

         jj) Subcontractor means a third party who has entered into an agreement with Contractor for the supply of goods or services in connection with the Work.

         kk) Third Party means any party other than Company Indemnified Parties and Contractor Indemnified Parties.

         ll) Variation means a variation to the Work, Scope of Work, Contract Schedule, Specifications, Drawings and Company Provided Items made in accordance with the provisions of Art. 12 through 16.

         mm) Variation Order shall have the meaning given to such term in Appendix D.

         nn) Work means all work which Contractor shall perform or cause to be performed in accordance with the Contract, as further defined by Appendix A.

         oo) Year 2000 Compliant shall have the meaning given to such term in Art 40.2.

ART. 2   CONTRACT DOCUMENTS - INTERPRETATION

2.1 The Contract Documents consist of this Fabrication Agreement and the following Appendices:

             Appendix A: Scope of Work
             Appendix B: Compensation
             Appendix C: Contract Schedule
             Appendix D: Administration Requirements
             Appendix E: Specifications
             Appendix F: Drawings
             Appendix G: Company Provided Items
             Appendix H: Subcontractors
             Appendix I: Company's Insurances, etc.
             Appendix J: Contractor Parent Company Guarantee
             Appendix K: Contractor's Proprietary Information
             Appendix L: Invitation to Bid
             Appendix M: Agreed Upon Exceptions and Clarifications Appendix N: Contractor's Bid Proposal
             Appendix O: Contractor Insurance
             Appendix P: Company Parent Company Guarantee

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================


2.2 References made in the Contract to the expressions stated in Art. 2.1 are references to the content of the specific Appendix referred to, including such variations as may have been made in accordance with the provisions of Art. 12 through 16.

2.3 In the event of any conflict between the provisions of the Contract Documents, they shall be given priority in the following order:

         a)       this Fabrication Agreement,

         b) all Appendices, except Appendix D, in the order as aforementioned in Art. 2.1,

         c)       Appendix D.

ART. 3   REPRESENTATIVES OF THE PARTIES

3.1 Prior to commencement of the Work each Party shall appoint a representative with authority to act on its behalf in all matters concerning the Contract, and appoint a deputy to act in its stead. Without prejudice to Art. 8.1 first paragraph, each Party may, by giving 14 Days notice to the other Party, substitute a representative or deputy.

3.2 A representative or his deputy may delegate specific tasks to one or more Persons appointed by him. In such case the other Party's representative shall be notified of the authority given to such appointed Person or Persons.

3.3 Contractor shall afford Company's Representative access to the Site and the Work during working hours. The same access shall be afforded Persons authorized by Company's Representatives, provided that notification of such authorization has been given in reasonable time.

         If, in the opinion of Contractor, the progress of the Work is impeded by the presence or absence of Company's Representatives or Persons authorized by him, Contractor shall without undue delay submit a request in accordance with Art. 16.1.

PART 2   PERFORMANCE OF THE WORK

ART. 4   OBLIGATIONS OF CONTRACTOR - MAIN RULES

4.1 Contractor shall perform the Work in a professional and workmanlike manner in accordance with the Contract. As part of such performance Contractor shall:

         a) give priority to safety in order to protect life, health, property and environment, and

         b) cooperate with Company's Representative and Persons appointed by him in accordance with Art. 3.

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================


4.2 Contractor shall take care of the Contract Object, Company Provided Items and Materials and shall ensure in accordance with Art. 6, that they are kept in good order and condition. Unless specifically agreed to by Company, Contractor shall not have the right to make temporary use of Company Provided Items or Materials to be incorporated into the Contract Object, other than for the purpose of fulfilling the Contract. Company may prohibit any temporary use of Company Provided Items.

4.3 Within the framework of Appendices A, B and C, Contractor has a duty to cooperate with Company and other contractors and to organize its operations to ensure that all activities on a Site are carried out efficiently and without delay. However, Contractor is under no obligation to subordinate its execution plan to ensure overall efficiency unless additional costs or schedule delays, if any, are reimbursed by Company to Contractor.

         However, any craft, equipment or labor required to perform such work by Company shall be performed by Contractor or its subcontractor if Contractor or subcontractor has the necessary craft, equipment or labor available in the shipyard, fabrication yard or manufacturing plant or the offshore site where the work is to be performed.

         To the extent stated in Appendices A, B or C, Company is entitled to perform work or let other contractors perform work on the Contract Object. If Company desires such work to be performed which is not contained in Appendices A, B or C, the provisions of Art. 12 through 16 apply accordingly.

ART.  5  AUTHORITY REQUIREMENTS - PERMITS

5.1      Contractor shall keep himself informed of and comply with:

         a) laws and regulations which apply on the Site and at the place where the Contract Object is to be used according to the Contract,

         b) requirements and orders of classification societies and public authorities,

         c)       current trade union and wage agreements.

         If laws and regulations as stated in a) above have been adopted and requirements and orders as stated in b) above have been issued after the signature of the Contract and necessitate Variations to the Work or its execution, and this affects Contractor's costs or progress, either Party may request a change in the Contract Price or Contract Schedule reflecting the effect of such decisions or variations. Changes in the way in which public authorities apply such laws or regulations mentioned in a) above shall be dealt with in the same way. The rules in Art. 12 through 16 apply accordingly.

5.2 Contractor and Company shall each obtain and maintain each required permit or approval as defined in Appendix A, D and G. Contractor and Company shall, as soon as reasonably practicable following the Effective Date, mutually agree upon which

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================

         permits are required, the Party responsible for obtaining each permit and the time period for obtaining such permits.

5.3 Company may require that Contractor submits to Company such information about the performance of the Work and about Contractor Indemnified Parties as Company is obliged to submit to public authorities.

ART. 6   DRAWING - SPECIFICATIONS - COMPANY PROVIDED ITEMS

6.1 Contractor shall make a reasonable effort to detect defects (patent and/or latent, discrepancies and inconsistencies ("errors") in the Drawings and Specifications.

         Contractor shall within seven (7) Days of detecting such defects notify Company of any such "errors" discovered. If Contractor does not notify Company of an "error" that he has discovered, and as a result, Company incurs direct extra costs in connection with the Work, which are not covered by insurance, warranties or guarantees, then all such costs shall be borne by Contractor. However, any and all costs or delays resulting from soil and environmental data and topside design details and all Company supplied data shall be for the account of Company. Contractor shall have the right to submit a request for a Variation Order in accordance with Art. 12 through 16 for the cost and delivery impact of inaccurate, incomplete, insufficient and/or incorrect Company supplied data.

6.2 Company will remain responsible for the correct design and fabrication of Company Provided Items as well as timely delivery so as to have no adverse effect on the Contract Schedule and/or sequencing of the Work

         Upon receipt of Company Provided Items Contractor shall make an immediate visual inspection and within seven (7) Days of their receipt give notice to Company of any "errors" discovered by such inspection.

         Within a reasonable time thereafter, and not later than the time limit given in Appendix G, Contractor shall carry out such examinations as are described in Appendix G. Contractor shall notify Company within seven (7) days of detecting defects of any such "errors" discovered.

         If Contractor does not notify Company of an "error" that he has discovered and as a result, Company incurs direct extra costs in connection with the Work which are not covered by insurance, or loses rights, warranties or guarantees, then, subject to the limitations set forth in Art 23, all such costs incurred shall be borne by Contractor.

6.3 Upon receipt of notice from Contractor in accordance with Art. 6.1 or 6.2, Company shall, without undue delay, either have the necessary corrections made, or give Contractor instructions in accordance with Art. 12 through 16 as to how he shall proceed.

DELOS OFFSHORE COMPANY, L.L.C.                  SUNDAY SILENCE FIELD DEVELOPMENT
                                                           FABRICATION AGREEMENT
================================================================================

ART. 7   SUBCONTRACTS

7.1 Contractor shall not enter into any Subcontract concerning parts of the Work without the prior consent of Company, which shall not be unreasonably withheld. Company shall notify Contractor of its decision within seven (7) Days after having been asked by Contractor. However, such consent is not required for deliveries of work by Subcontractors listed in Appendix H - Subcontractors, nor for minor purchases or limited use of hired labor.

7.2 Contractor is responsible according to the Contract for the fulfillment of Subcontracts.

         If Company enters into Framework Contracts with one or more contractors and, subject to prior agreement with Contractor, these are assigned to Contractor, Company shall delay the Delivery Date if necessary due to the assignment to Contractor of the Framework Contracts, as agreed upon by the Parties, and shall bear Contractor's direct extra costs, provided Contractor can document that a contractor to a Framework Contract is unable to deliver by a deadline stated in the Framework Contract, or if deadlines are not stipulated in the Framework Contract, Contractor documents that a delivery cannot be used within the agreed Contract Schedule. These provisions shall, however, not apply if it can be shown that the delay is due to circumstances under Contractor's control. In other respects, the provisions in the third paragraph of Art. 7.2 apply to Framework Contracts assigned to Contractor after entry into the Contract.

         If, after entry into the Contract, Company, with prior agreement of Contractor, assigns a subcontract to Contractor, or appoints a subcontractor, and the subcontract conditions were unknown to Contractor at the time of entry into the Contract, then if conditions which were undisclosed to Contractor cause a delay in the Contract Schedule or result in additional costs to Contractor, then Contractor shall be entitled to submit a request for a Variation Order in accordance with Art. 12 through 16. If a subcontractor as mentioned in the second and third paragraphs of Article 7.2 goes into liquidation and the subcontract delivery in question is therefore annulled, Contractor is entitled to an adjustment in the Contract Schedule and Contract Price, pursuant to the rules in Art. 12 through 16.

7.3      Subcontractor shall state that:

         a)       the Subcontract may be assigned to Company,

         b) Subcontractor is included in Contractor Indemnified Parties with regard to the provisions of Art. 30,

         c) Art. 22 concerning title; etc. shall apply in the relationship between Contractor and the Subcontractor, and


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         d)       Company shall have the rights to documents and computer
                  programs stated in Art. 32 and the rights to inventions in Art. 33.

         Such Subcontracts shall also contain those provisions of the Contract which are necessary to enable Contractor to fulfil its obligations in accordance with the Contract.

         However, Company is only entitled to request copies showing provisions of price and payment, when Company shall compensate the Subcontract on a reimbursable basis.

ART. 8   LABOR FOR THE WORK

8.1 Appointment, transfer or replacement of personnel described as key personnel in Appendix D - Administration Requirements, shall be approved by Company. Approval shall not be unreasonably withheld.

         Contractor shall at its own cost replace personnel who, in Company's reasonable opinion, conduct themselves in an improper manner or are unsuitable to perform their tasks.

8.2 Contractor shall at its own cost ensure that personnel performing parts of the Work offshore shall have previously passed a safety course and medical examinations, in accordance with the existing laws and regulations, unless the relevant public authorities have granted a dispensation.

ART. 9   MINERALS MANAGEMENT SERVICE (MMS) OBLIGATIONS

9.1 This project has been approved for Royalty Relief and those obligations to the Minerals Management Service ("MMS") to which the Company is committed relative to the Sunday Silence Field Development and related timing (i.e., Project Schedule) and cost control are of critical importance to the performance of the Work. Upon Company's request, Contractor shall assist Company in the honoring of those commitments. Where Contractor's assistance results in an impact on Contractor's Work, Contractor shall be entitled to submit a request for a Variation Order pursuant to Art. 12 through 16. Contractor's sole liability for any loss of royalty relief which is caused by Contractor's late performance of the Work shall be as set forth in Art. 24 and Art. 26.

ART. 10  QUALITY ASSURANCE

10.1 Contractor shall have an implemented and documented system for quality assurance in accordance with the requirements stated in Appendix D - Administration Requirements.


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10.2     Company's Representative and personnel authorized by him shall, following reasonable notice, have the right to undertake quality audits and verification of Contractor's and any Subcontractors' quality assurance.

PART 3   PROGRESS OF THE WORK

ART. 11  CONTRACT SCHEDULE - DELAYED PROGRESS

11.1 Contractor shall perform the Work in accordance with Appendix C - Contract Schedule.

         If Contractor should have cause to believe that the Work cannot be carried out in accordance with the milestones set out in the Contract Schedule, he shall within seven (7) Days notify Company accordingly.

11.2 If in Contractor's opinion the Work cannot be performed according to Appendix C - Contract Schedule, owing to circumstances for which Company is to indemnify him, the provisions in Art. 16 shall apply accordingly. A request for a Variation Order must be presented before the expiration of the time limits set forth in Art. 27.1 and 28.2, respectively.

11.3 If in Contractor's opinion the Work cannot be performed according to Appendix C - Contract Schedule, for reasons for which Contractor is responsible, he shall within seven (7) Days after notification according to Art. 11.1 communicate:

         a)       the cause of the delay,

         b) its estimated effect on the Contract Schedule and other parts of the Work, and

         c) the measures which Contractor considers appropriate to avoid, recover or limit the delay.

         Company shall within seven (7) Days notify Contractor of its view of the information provided by Contractor in accordance with Art. 11.3 a),
         b) and c). Such notification shall not release Contractor from any of its obligations under Art. 11.1, Art. 24 or any other provisions of this Contract.

         If the measures proposed or implemented by Contractor are insufficient to avoid or recover the delay, then Company may require Contractor to take measures considered necessary. If Contractor maintains that it has no obligation to implement the measures required by Company, the variation provisions provided in Art. 12 through 16 shall apply, accordingly.

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PART 4   VARIATIONS AND CANCELLATION

ART. 12  RIGHT TO VARY THE WORK

12.1 Company has the right to order such Variations to the Work as in Company's opinion are desirable.

         Variations may include an increase or decrease in the quantity, character, quality, kind or execution of the Work or any part thereof, as well as changes to the Contract Schedule.

         Nevertheless, Company has no right to order Variation work which cumulatively exceeds that which the Parties could reasonably have expected when the Contract was entered into.

12.2 When Company orders a Variation to the Work to be performed, Contractor shall submit within seven (7) Days an estimate to Company, unless the Parties agree that it is unnecessary. Company may require the submission of such estimate prior to ordering Variation work to be performed. The estimate shall contain:

         a)       a description of the Variation work in question,

         b) a detailed schedule for the execution of the Variation work showing the required resources and significant milestones.

         c) the effect on the Contract Price, showing the rates used when preparing the estimate, and

         d) the effect on the Contract Schedule, with documentation demonstrating such effect.

         Company shall pay Contractor's necessary and documented costs for preparing the estimates required by Company. The provisions of Art. 12 through 15 shall apply, accordingly.

12.3 Contractor may propose a Variation to the Work in accordance with Art. 12.

         According to the provisions in Art. 3.3, 4.3, 5.1, 6.1, 6.3, 7.2, 11.2,
         18.3, 27.1 and 28.2 and any other applicable Articles, Contractor has the right to request variation in the Contract Price and/or the Contract Schedule.

ART. 13  EFFECTS OF A VARIATION TO THE WORK

13.1 All Contractor's obligations under the Contract also apply to Variations to the Work, unless otherwise agreed.

13.2 Unless otherwise agreed between the Parties, the price for Variations to the Work shall be determined according to the provisions set forth in Appendix B.


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13.3     If the net effect of all Variations to the Work is such that the
         Contract Price becomes less than the original Contract Price, then Company shall increase the Contract Price by six percent (6%) of the difference.

13.4 The effects of Variation work on the Contract Schedule shall be agreed upon in the particular Variation Order for such work, on the basis of the accumulated net effect of a variation.

         Subject to the limitations which follow from Art. 12.1, Company may require Contractor to undertake special measures to avoid Variation work having an effect on the Contract Schedule, or to limit delays as much as possible. The provisions in Art. 12 through 16 shall apply, accordingly.

13.5 A Variation to the Work caused by Contractor's defective performance of the Work and/or Contractor's delay in the Contract Schedule shall not entail any variations to the Contract Price or the Contract Schedule in favor of Contractor.

ART. 14  ISSUE OF VARIATION ORDERS

14.1 All Variations to the Work required in accordance with the provisions of Art. 12 and 13 shall be made by means of a Variation Order issued by Company in accordance with the provisions of this Article and Appendix D.

         Company may also order Variations to the Work by means of a "drawing revision." In the context of Art. 14, 15 and 16, "drawing revision" means any change to Drawings or Specifications where the change is clearly identified and has been submitted to Contractor in accordance with such special procedures as are set forth in Appendix D - Administration Requirements.

14.2 A Variation Order shall be expressly identified as such and be issued on a prescribed form. It shall contain a complete description of the Variation work and the schedule for its execution, together with the effects on the Contract Price and the Contract Schedule, so far as practicable, and the effects, if any, on the provisions of the Contract. Such effects as are not recorded on the original Variation Order shall be recorded in an addendum to it.

ART. 15  CONSEQUENCES OF VARIATION ORDERS - DISPUTES ABOUT CONSEQUENCES

15.1 On receipt of a Variation Order or a "drawing revision" as described in Art. 14.1, Contractor shall implement it without undue delay, even if the effect of the Variation Order or "drawing revision" on the Contract Price, the Contract Schedule and other provisions of the Contract has not yet been agreed.

15.2 If the Parties agree that there is a Variation, but disagree as to the Variation's effect on the Contract Price, then Company shall pay Contractor provisional compensation


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         calculated in accordance with Appendix B. Payment shall be made in accordance with the provisions of Art. 20. The undisputed amount shall be due for payment 30 Days after Company receives the invoice.

         Compensation paid for the Variation work for which there is a dispute as to the Variation's effect on the Contract Price shall be considered final unless, within six (6) months of the issue of the Variation Order by Company, Contractor has begun dispute resolution proceedings as provided for in Art. 37.2 or Company and Contractor agree on an alternate sum to provisional compensation paid by Company pursuant to Art. 15.2.

         If a price for the Variation work is decided other than the compensation paid in accordance with the first paragraph of this Art. 15.2, interest shall be paid on the difference between the compensation paid and the final price and shall accrue at the rate of 10% per annum.

         If Contractor has presented a request for a Variation Order which satisfies the conditions in the third paragraph of Art. 16.1, interest shall begin to be charged from the date when the work would have been paid for if it had been part of the Work, but no earlier than 30 Days after the presentation of the request for the Variation Order. Interest shall similarly accrue on amounts that are not disputed between the Parties. If Company issues a Variation Order without any previous request having been presented for the Variation work, interest shall begin to accrue from the due date according to the first paragraph.

15.3 If the Parties disagree as to the effect that a Variation Order will have on the Contract Schedule, then the views of both Parties shall be recorded on the Variation Order.

         If Company requires implementation of the measures stated in Art. 13.4, to avoid or limit the delay which, in the opinion of Contractor, will result from a variation to the Contract Schedule, then the provisions of Art. 15.2 shall apply accordingly. Company shall in such case require such measures to be taken in accordance with the provisions of Art. 16 regarding disputed variations.

15.4 Neither Company's payment nor Contractor's implementation of a Variation Order or a "drawing revision" shall affect the Parties' possible claims for variations to the Contract Price or the Contract Schedule.

ART. 16  DISPUTE AS TO WHETHER A VARIATION TO THE WORK EXISTS -
         DISPUTED VARIATION ORDER

16.1 If Company requests performance of specific work which in Contractor's opinion is not part of its obligations under the Contract, then Contractor shall request Company to issue a Variation Order and shall, within seven (7) Days, prepare an estimate in accordance with Art. 12.2. In the case of a "drawing revision" as described in


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         Art. 14.1, this Art. 16.1 shall apply only if Contractor requests a variation in the Contract Price or Contract Schedule as a result of the revision.

         If Contractor has not presented a request for a Variation Order within seven (7) Days after Company has requested the work to be performed, then Contractor loses the right to consider the work as Variation work in accordance with Art. 12.

         A request for a Variation Order shall be presented by means of a prescribed form known as a Variation Order request, such form which is in Appendix D. It shall contain a specified description of the work the request relates to and the effects which in Contractor's opinion it will have on the Contract Schedule and the Contract Price.

         If Contractor presents a request which, in substance; is a request for a Variation Order without using the above mentioned form, Company is entitled to treat the request as a request for a Variation Order. In that case, Contractor shall be informed in writing within seven (7) Days.

16.2 When Contractor has made a request within the time limit specified in Art. 16.1 and Company agrees with such request, Company shall, within fourteen (14) Days, issue a Variation Order in accordance with the provisions of Art. 14. If Company is of the opinion that the work referenced in Contractor's request for a Variation Order is a part of the Work, it shall be expressly recorded that the Variation Order is disputed ("Disputed Variation Order"). A Disputed Variation Order shall be expressly identified as such and shall be issued on a special form, which shall identify the work in dispute between the Parties and state Company's reason for regarding the Variation Order as disputed. Upon receiving a Disputed Variation Order, Contractor shall implement it within seven (7) Days.

16.3 If Contractor is of the opinion that it is entitled to a Variation to the Work because of delay, or actions by Company or extra measures, or other changes resulting from breach of Contract by Company, or from Force Majeure, the provisions of this Art. 16 shall apply accordingly. A request for a Variation Order must be made before the expiration of the time limits stated in Art. 27.1 and Art. 28.2, respectively.

ART. 17  CANCELLATION

17.1 Company may by written notice to Contractor cancel the Contract with the consequence that the performance of the Work ceases.

17.2     Following such cancellation, Company shall pay:

         a) the unpaid balance due to Contractor for that part of the Work already performed.

         b) all costs incurred by Contractor and its Subcontractors in connection with Materials and Services ordered prior to receipt of the notice of cancellation by Contractor, and compensation for work performed on such Materials prior to


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                  the said date, provided that such costs are not covered by payment under Art. 17.2 a).

         c) all necessary cancellation charges and administration costs incurred by Contractor in connection with the cancellation,

         d) Contractor's and Subcontractors' other expenses directly attributable to an orderly closeout of the Contract, calculated as far as possible in accordance with the provisions of Art. 13.2.

         Payment shall be made in accordance with the provisions of Art. 20.

17.3 In addition to the amounts stated in Art. 17.2, Company shall pay, within 30 Days after receiving an invoice, a cancellation fee equal to the lesser of:

         a)       2% of the Contract Price, or

         b) 4% of the part of the Contract Price which is not paid at the date of cancellation and which shall not be paid pursuant to Art. 17.2 a).

         Company shall only be entitled to deduct from the cancellation fee such claims as have been presented to Contractor prior to the date of cancellation and have been accepted by Contractor.

17.4 Contractor shall, in accordance with Company's instructions, make its best efforts to cancel Subcontracts on terms acceptable to Company. If Company cannot accept the cancellation terms, then Contractor shall assign such Subcontracts to Company.

         If Company cancels the Contract, all of Contractor warranty obligations on the Work not yet performed will cease and Contractor's Performance Guarantee shall be rendered null and void as to such uncompleted Work on the date of such cancellation, and such Performance Guarantee shall be returned to Contractor within 30 Days of such cancellation. However, all of Contractor warranty obligations and Contractor's Performance Guarantee as to all Work completed prior to the cancellation by Company shall remain in full force and effect subsequent to any such cancellation.

17.5 The Parties shall execute a Delivery Protocol stating each Party's view of the percentage of the Contract Object and the Work delivered and completed, calculated in accordance with the principles of progress measurement stated in the Contract. Company shall also issue a Completion Certificate which reflects the Delivery Protocol. The provisions of Art. 19 shall apply accordingly.

         Contractor shall deliver copies of all plans, drawings, specifications and other documents which Company is entitled to use in accordance with Art. 32 and 33.

17.6 Company shall, at its own cost, remove the Contract Object, Materials and Company Provided Items from Contractor's Site.


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         If such removal is not done within 60 Days, then Contractor may, having first given notice to Company, remove them to a suitable location for storage at Company's cost and risk. Contractor shall, until the Contract Object, Materials and Company Provided Items have been removed, keep them in a safe manner at Company's cost and risk.

ART. 18  COMPANY'S RIGHT TEMPORARILY TO SUSPEND THE WORK

18.1 Company may temporarily suspend the performance of the Work, by giving notice to Contractor.

         The notice shall specify which part of the Work shall be suspended, the effective date of the suspension and the expected date for resumption of the Work. Furthermore, it shall state the mobilization plan and any support functions which shall be maintained while the Work is suspended.

         Contractor shall resume the Work after notification by Company. The date of resumption of the Work shall be determined with due consideration of the mobilization plan, and the support functions that have been maintained during the suspension.

18.2 Company shall compensate Contractor for all necessary expenses arising from:

         a)       demobilization of personnel and equipment,

         b) safeguarding the Contract Object, Company Provided Items and related Materials and equipment,

         c) personnel, Subcontractors and equipment which must be kept available in accordance with the mobilization plan,

         d) moving the Contract Object, if necessary, so that it does not interfere unreasonably with Contractor's other activities, and

         e) other expenses incurred by Contractor as a result of suspension of the Work.

         Contractor's claim for work performed shall be calculated in accordance with Art. 13.2.

18.3 If suspension of the Work affects the Contract Schedule or if Contractor claims that it does, then the provisions of Art. 12 through 16 concerning variations to the Contract Schedule and the Contract Price shall apply accordingly.

PART 5   DELIVERY AND PAYMENT

ART. 19  DELIVERY AND COMPLETION OF THE WORK

19.1     The Delivery Date and delivery of the Contract Object shall occur when
         (i) the Parties jointly, upon Contractor's request, execute a Delivery Protocol in a form substantially

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         similar to that set forth in Appendix D, (ii) the Contract Object has been completed in all material respects and has passed the tests specified in the Contract, and (iii) the Contract Object is ready for tow.

         The Delivery Protocol shall be executed even if minor parts of the Work remain incomplete, provided that such remaining parts do not have practical significance for the use of the Contract Object, or for later construction work to be performed by other contractors.

19.2 The Delivery Protocol shall be executed when the conditions set forth in Art. 19.1 have been met, provided that Contractor has requested the execution of such Delivery Protocol no earlier than 30 Days before and no later than two (2) Days before the proposed date of execution of such Delivery Protocol.

         The Delivery Protocol shall contain a thorough list of any outstanding items of the Work, and information regarding when such items shall be complete. When the Parties disagree, both views shall be recorded in the Delivery Protocol.

         The Delivery Protocol shall be dated and signed by both Parties.

19.3 Company shall issue the Completion Certificate for the Work, as defined by Appendix A, Scope of Work, on the date the Delivery Protocol is executed. The issuance by the Company of the Completion Certificate shall be expressly conditioned upon the satisfactory completion by the Contractor of the outstanding Work items as outlined in the Delivery Protocol. Further, the issuance of the Completion Certificate shall in no way relieve or release Contractor from its obligations to perform guarantee Work and/or Work yet to be completed under the terms of this Contract.

19.4 If the Contract requires parts of the Contract Object to be delivered progressively, then the provisions of Art. 19.1, 19.2 and 23 apply accordingly to deliveries of such parts; provided, however, that progressive delivery of parts of the Contract Object shall not act to extend the Guarantee Period set forth in Art. 23.2 and 23.3.

ART. 20  PAYMENT OF THE CONTRACT PRICE, INVOICING AND AUDIT

20.1 Company shall pay the Contract Price to Contractor within the time limits and in accordance with the provisions stated in this Article and elsewhere in the Contract. Company has no obligation to pay until Contractor has submitted a guarantee in accordance with Art. 21.

         The Parties agree that, consistent with the agreed upon payment schedule and without reducing Company's duty to pay Contractor for all Work performed by Contractor, Company shall not be required to pay more than US$8 million in 1999 for the Work under this Contract, with the remainder of the amounts otherwise due to Contractor


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         for 1999 to be invoiced on or before January 1, 2000 and payable thereafter within 30 Days in accordance with Art. 20.3.

20.2 Unless otherwise prescribed in Appendix B - Compensation, the following provisions shall apply to invoicing:

         a) The cut-off date for data-collection and invoicing for the Work is the last Sunday in each calendar month.

         b) Within ten (10) Days of a cut-off date, Contractor shall submit to Company an invoice for the part of the Contract Price payable in respect of Work performed up to that cut-off date.

         c) The invoice shall be prepared in accordance with the provisions of Appendix B - Compensation, and Art. 12 through
                  16. Documentation necessary for control of the invoiced amount shall be appended.

20.3 Company shall, within 30 Days after receipt of an invoice which satisfies the requirements in Art. 20.2, pay the undisputed amount due to Contractor according to the invoice. Unless otherwise provided for in the Contract, the following deductions may be made from the payment:

         a) any previous payments on account to Contractor which relate to, or directly concern, the work covered by the invoice,

         b) such parts of the invoiced amount as are insufficiently documented or otherwise disputed, provided Company, within ten
                  (10) Days following receipt, specifies what documentation is considered insufficient and/or what the dispute concerns,

         c) all amounts due to Company from Contractor, provided that Company is entitled to make such deductions in accordance with the Contract.

20.4 Within 90 Days after issue of the Completion Certificate, Contractor shall submit its proposal for the final account. The proposal shall contain a breakdown of the total compensation for the Work, including all claims to be made by Contractor, less any amounts due to Company. The proposal shall contain documentation relating to each item included in the breakdown.

         Claims not included in the proposed final account cannot be submitted later by Contractor. This does not apply to compensation for Work performed after issue of the Completion Certificate.

         Within 90 Days of receiving the proposed final account, Company must notify Contractor of any objections to the proposal. Company must state the grounds for its objections. If Company does not object within the time limit, Contractor's proposal shall be regarded as accepted.



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20.5     Company is entitled to audit at Contractor's and its Subcontractor's premises all payments for reimbursable work to Contractor and its Subcontractors. Company's right to audit does not apply to a Subcontractor where the Subcontract entails minor purchases and limited use of hired labor.

         Contractor may require the audit to be performed by a neutral auditor where he can show that there is a possibility of confidential information, or information which is not relevant for the purposes of the audit, being disclosed to the wrong parties.

         Company is entitled to audit during the period of Contract and for up to 2 years after the end of the year of issue of the Completion Certificate.

         Payment shall not affect Company's audit rights. If charges are proven incorrect, then a new account shall be prepared, whether or not this is in the favor of Contractor.

ART. 21 GUARANTEE

21.1 As soon as reasonably practicable following the Effective Date but in no event longer than 14 regular business days, Contractor shall cause Modec, Inc. and FMC Corp. to execute a guarantee of Contractor's obligations under the Contract, such guarantee to include material terms which are substantially similar to the material terms set forth in Appendix J - Contractor Parent Company Guarantee. Further, Contractor represents and warrants that Modec Inc. and FMC Corp. have agreed to and will execute such guarantee.

21.2 As soon as reasonably practicable following the Effective Date but in no event longer than 14 regular business days, Company shall cause Leviathan Gas Pipeline Partners L.P. to execute a guarantee of Company's obligations under the Contract, such guarantee to include material terms which are substantially similar to the material terms set forth in Appendix P - Company Parent Company Guarantee. Further, Company represents and warrants that Leviathan Gas Pipeline Partners L.P. have agreed to and will execute such guarantee.

21.3 The guarantees referenced in Art. 21.1 and 21.2 above shall be valid until the end of the Guarantee Period.

ART. 22  TITLE TO THE CONTRACT OBJECT-RIGHT TO DEMAND DELIVERY

22.1 Title to the Contract Object shall pass to Company progressively as the Work is performed and Contractor is compensated accordingly. Title to Materials passes to Company when Contractor is paid for such Materials by Company.

         As soon as Materials and Company Provided Items arrive at a Site, Contractor shall mark them with an identification number and Company's name, and as far as possible, shall keep them separate from other items.



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22.2     During the performance of the Work and on delivery and only with respect to payments which have been made by Company, Contractor agrees that the Contract Object, Materials and all other items owned by Company shall be free and clear of all liens, attachments, encumbrances and rights whatsoever, incurred prior to or concurrently with the performance and delivery of the Work to Company, other than those for which Company is responsible. Further, and subject to the restrictions in the preceding sentence, CONTRACTOR SHALL DEFEND, INDEMNIFY AND SAVE COMPANY HARMLESS FROM AND AGAINST ANY AND ALL LOSSES RESULTING DIRECTLY OR INDIRECTLY FROM SUCH LIENS AND/OR SIMILAR LEGAL PROCESS AND/OR ATTACHMENTS.

22.3 Subject to Art. 22.1, Company shall have the right to register its title to the Contract Object, Company Provided Items, Materials and the Contract. Contractor shall, at Company's cost and without undue delay, execute and deliver to Company such documents, and take such actions as Company requires to effect such registration, including ensuring, that title to deliveries by Subcontractors be so registered, if Company cannot do so itself.

22.4 If Contractor claims, based on nonpayment by Company of disputed amounts under the Contract, that Contractor is entitled to refuse to deliver the Contract Object, Materials, or other items to which Company claims it is entitled under the Contract, then Company may in all cases demand delivery and delivery shall be immediate in return for:

         a) payment of the outstanding amount due to Contractor under the Contract, insofar as the amount is not in dispute, and

         b) a guarantee issued by Company for any further amounts which Contractor maintains are due under the Contract, but which Company considers it has no obligation to pay.

ART. 23  CONTRACTOR GUARANTEE - ACCEPTANCE CERTIFICATE

23.1 With the execution of consumable items and excepting normal wear and tear, Contractor guarantees and warrants the performance of the Work. Contractor also guarantees and warrants that Materials delivered by it for incorporation into the Contract Object are new, and that any engineering performed by Contractor will be in accordance with the Drawings and Specifications and industry standards for the oil and gas industry. Contractor guarantees and warrants that all of its equipment is in good working order and condition, that all of Contractor's personnel are trained and capable of operating and shall operate such equipment and perform the Work in a safe and workmanlike manner.

         Contractor hereby warrants and guarantees the Work to the extent that Contractor will repair or replace at Contractor's own expense, any defects in such workmanship. Contractor also guarantees and warrants that the Contract Object will conform during



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         the Guarantee Period to the Drawings and Specifications which are valid at the time of delivery (final documentation). This guarantee does not apply to Company Provided Items unless required by Art. 6.1 and 6.2.

         Contractor's liability for defects covered by the guarantee shall be determined in. accordance with the provisions of Art. 25.

23.2 The Guarantee Period begins on the date of signing of the Delivery Protocol. It expires, unless otherwise extended pursuant to Art. 23.3, on the first occurring of the following times:

         a)       15 months from the signing of the Delivery Protocol, or

         b) 15 months from the date Company has taken over the Contract Object in accordance with the Contract, where the conditions for signing the Delivery Protocol in accordance with Art. 19.1 have not been fulfilled.

         Notwithstanding the foregoing, Contractor shall provide an extended limited warranty for the FMC Spring Tensioners recommended for use by Contractor for the duration of the first installation or ten (10) years, whichever comes first. The warranty will cover design, workmanship and materials used in the Spring Tensioner. This warranty includes an annual inspection by the manufacturer's technician, replacement of all parts integral to the tensioner and all required maintenance. Additionally, if Company determines through the operational performance of the Spring Tensioners that the system does not functionally satisfy the design expectations and preinstallation test results, then subject to Art. 25.4, Contractor shall, at its option and its own cost, either repair the existing system back to a fully functional system, or remove and replace the entire system, at no cost to Company, with an alternate system that meets the operational requirements. Company shall have the opportunity to review and approve the installation and/or repair procedures, such approval which shall not be unreasonably withheld.

23.3 In case Contractor performs guarantee work during the Guarantee Period, he guarantees those parts of the Work affected by the guarantee work. This guarantee applies for 15 months after the date of completion of the guarantee work. The length of the guarantee for such parts of the Work shall, however, under no circumstances extend beyond 24 months after completion of the first guarantee work.

23.4 Contractor shall, to the maximum extent reasonably possible, obtain guarantees and warranties from its subcontractors, vendors and suppliers regarding all material manufactured and/or supplied by those parties and incorporated into, attached to, or in anyway affixed to or used in connection with the Work and the components of that material that (i) provide the same coverage as the guarantees and warranties given by Contractor in this Art. 23, (ii) are freely assignable to, or directly enforceable by, Company, and (iii) provide for prompt recovery, repairs, or replacement and



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         installation services for non-compliant items. Contractor shall assign such guarantees and warranties to Company and shall assist and cooperate fully with Company in seeking remedies thereunder, except that no provision of this Art. 23 shall obligate Contractor to join Company in litigation to enforce Company's or Contractor's rights under said supplier warranties. Assignment of any warranties and guarantees pursuant to this Art. 23.4 shall not limit, alter or waive any rights of Company under this Contract or otherwise modify the obligations of Contractor under this Contract.

         Company shall be entitled to enforce the guarantees given by Subcontractors, where such guarantees are more beneficial to Company than Contractor's guarantee pursuant to this Article.

23.5 Company shall issue the Acceptance Certificate when all the Work, as defined by Appendix A - Scope of Work to this Contract and Appendix A - Scope of Work to the Installation Agreement, has been completed. Issuance of the Acceptance Certificate does not in any way relieve or release Contractor from obligations to perform guarantee work during the Guarantee Period pursuant to Art. 23.2.

23.6 Contractor hereby represents and warrants that all applicable materials, supplies and products, including but not limited to, equipment, software, hardware, microprocessing chips, other data processing devices and services, and parts and components thereof (collectively the "Products"), supplied or furnished by Contractor are and will be Year 2000 Compliant.

         This representation and warranty shall survive until the earlier of 24 months or upon termination of this Contract. In the event that such warranty compliance requires the acquisition of additional Products, the expense for any such associated or additional acquisitions which may be required (including, without limitation, data conversion tools) shall be borne exclusively by Contractor.

23.7 The remedies provided in this Contract between Company and Contractor shall be exclusive and in lieu of any other remedies with respect to the subject matter available to the parties, and ANY IMPLIED WARRANTIES OF FITNESS FOR PURPOSE, MERCHANTABILITY AND OTHER IMPLIED OR STATUTORY REMEDIES (EXCLUDING WARRANTIES OF TITLE) WHICH ARE INCONSISTENT WITH THIS CONTRACT ARE EXPRESSLY WAIVED BY COMPANY. Contractor makes no other warranties, either express or implied thereof, except as expressly set forth in this Contract.

PART 6   BREACH OF CONTRACT

ART. 24 CONTRACTOR'S DELAY

24.1 Save what is stated in Art. 11 concerning delayed progress, delay occurs when Work prescribed in the Contract Schedule has not been completed in accordance with the Contract.



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24.2     If:  (a) a claim, demand or lawsuit is instituted by any Third Party against Company or Contractor based upon the design or specifications of the Contract Object, Materials or similar claims, and such claim, demand or lawsuit results in any deadline in the Progress Milestones or the Delivery Date as set forth on the Contract Schedule being missed, or

              (b) the Work is delayed for reasons within Contractor's or
                  Contractor Indemnified Parties' control causing any deadline in the Progress Milestones or the Delivery Date as set forth on the Contract Schedule to be missed,

         then a default by Contractor shall be deemed to have occurred, and the following shall apply accordingly:

                     (i) in the event the September 30, 1999 Progress Milestone is missed, Contractor shall pay daily liquidated damages in the amount of 0.20% of the Contract Price per Day until the earlier of the Day the Work which should have been completed on or before such Progress Milestone is completed or until the maximum cumulative liability for liquidated damages has been paid in accordance with Art. 24.4;

                     (ii) in the event the March 1, 2001 Progress Milestone is missed, Contractor shall pay daily liquidated damages in the amount of 0.10% of the Contract Price per Day until the earlier of the Day the Work which should have been completed on or before such Progress Milestone is completed or until the maximum cumulative liability for liquidated damages has been paid in accordance with Art. 24.4.

24.3 If a default as described in Art. 24.2 has occurred and Company is subjected to a loss in whole or in part of royalty relief for the Sunday Silence project due to such breach, then within seven (7) Days of losing such royalty relief, Company shall elect to either: (1) waive any further payment of the liquidated damages imposed by Art. 24.2 against Contractor and continue to operate under the terms of the Contract, (ii) terminate the Contract without further assessment of damages, pay for and take immediate possession of any and all Materials, and pay Contractor for the Work completed prior to the time of the termination, or (iii) suspend Work pursuant to Art. 18.1 and 18.2, during which time no liquidated damages will be assessed against Contractor.

         Further, if (a) a default has occurred pursuant to Art. 24.2(i), (b) Company has not lost the royalty relief in whole or in part for the Sunday Silence project, and (c) Company has not elected to terminate the Contract pursuant to Art. 24.3(ii), then if Contractor meets the March 1, 2001 Progress Milestone, an amount equal to the amount of liquidated damages previously paid by Contractor in accordance with



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         Art. 24.2(i) shall be reimbursed by Company to Contractor upon the completion of the Work and Company waives any night to assess any liquidated damages against Contractor under Art. 24.2(i).

24.4 Notwithstanding the above, Contractor's cumulative liability for liquidated damages under Art. 24.2 is limited to 10% of the Contract Price. The assessment of liquidated damages and the right to terminate as described in Art. 24 and 26 shall be Company's sole and exclusive remedy for late completion.

         Accrued liquidated damages and the reimbursement of liquidated damages shall be settled in connection with the final account, in accordance with Art. 20.4.

24.5 Upon Contractor's reasonable request, Company shall be obligated to provide Contractor with verbal updates as to Company's communications and negotiations with the MMS regarding the royalty relief referenced in Art. 24.3. Additionally, Contractor may assist Company in such negotiations with the MMS.

24.6 In addition to the provisions of Art. 24.3, Company may terminate the Contract in accordance with Art. 26 due to delay. The provisions stated in Art. 11, Art. 24 and Art. 26 are Company's sole remedies against Contractor's delay.

ART. 25  CONTRACTOR'S DEFECTS AND GUARANTEE LIABILITY

25.1 If the Contract Object has a defect when delivered to Company, whether stated in the Delivery Protocol or not, or if a defect arises for which Contractor is liable under its guarantee in accordance with Art. 23, then Contractor is responsible for the defect in accordance with the provisions of this Article.

         Notwithstanding the foregoing paragraph, Contractor is, however, liable for a defect only if Company has given notice of the defect, within 14 Days after having discovered the defect. Such notice must, in any case, have been given at the latest before the expiration of the Guarantee Period. If the notice concerns defects in guarantee work, then it must have been given before the expiration of the period set forth in Art.
         23.3. All notices to Contractor under this Article shall be in writing.

         The notice to Contractor shall contain a specific description of the defect.

25.2 When Contractor is responsible for a defect, it shall, at its own cost and within six (6) Days, rectify it, commence rectification, or submit a rectification plan to Company for Company's review and comment.

         Contractor shall notify Company of which measures it intends to apply and the time schedule for rectification. Company shall notify Contractor of its views on the rectification plans without undue delay. Company shall not unreasonably prevent Contractor from performing the planned rectification.



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25.3     If Contractor is unable to rectify a defect within the time schedule as originally agreed upon by the parties pursuant to Art. 25.2, then Company shall be entitled to rectify the defect itself or to engage a Third Party to do so. In such case, Contractor shall pay the necessary costs of rectification, provided Company acts in a reasonable manner. However, in no case shall the amount Contractor is obligated to pay be more than the sum of Contractor's good faith estimated amount it would have cost Contractor to rectify the defect plus 15%.

         If in accordance with this Art. 25.3, the rectification work is performed by parties other than Contractor or if the work is left undone, Contractor shall not be obligated to guarantee such rectification work.

25.4     Contractor's liability for rectification work and for costs under Art.
         25.3 is limited to 15% of the Contract Price, above which amount Company agrees to release and hold harmless Contractor.

         Contractor is under no circumstances liable for costs relating to:

         a) dismantling of other objects than the Contract Object to provide access to the Contract Object,

         b) board and lodging offshore,

         c) transport to, from and at the offshore location,

         d) heavy lift operations offshore,

         e) extra costs associated with guarantee work performed below the water line.

ART. 26  TERMINATION DUE TO CONTRACTOR'S BREACH OF CONTRACT

26.1 Company is entitled to terminate the Contract with immediate effect by notifying Contractor when:

         a) Company has become entitled to be paid maximum liquidated damages in accordance with Art. Art. 24.2, or

         b) Contractor is in material breach of a material provision of the Contract and has not agreed to implement reasonable actions to cure the breach within 14 Days, or

         c)       Contractor becomes insolvent or stops its payments, or

         d) a default by Contractor pursuant to Art. 24.3 has occurred, subject to the limitations set forth in Art. 24.3.



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26.2     Upon termination of the Contract, Company is entitled to take over from
         Contractor the Contract Object, Materials, Company Provided Items, Subcontracts, documents and other rights necessary to enable Company to complete the Contract Object, either by itself or with the help of others.

         Company is entitled either by itself or with the assistance of any Third Party, to use Contractor's Site, equipment, tools, drawings, etc. as necessary to complete the Contract Object, provided such use is compensated for and is of a limited duration, and provided further that business secrets, know-how and other information which Company or such Third Party acquire shall be used only for completion of the Contract Object. The use of any Subcontractor site shall first require the consent of said Subcontractor.

         Contractor is entitled to be paid for Work actually performed and for plant and equipment taken over by Company in accordance with the first paragraph of this Art. 26.2, less any amounts due from Contractor to Company.

26.3 When the Contract is terminated, Company shall also be entitled to enforce one or more of the following claims:

         a) Company may claim damages for delay in the form of liquidated damages in accordance with the provisions of Art. 24.2; and

         b) Company may claim damages for defects and other breaches of Contract, subject to the limitations set forth in Art. 25.4.

         Notwithstanding anything to the contrary contained in this Contract, Contractor's total liability (under this Art. 26.3, Art. 24, Art. 25 and the responsibility for carrying out measures requested under Art. 11.4) shall in no circumstances exceed 25% of the Contract Price. Notwithstanding any other provision of this Contract to the contrary, such limitation of liability shall encompass all liabilities under such Articles, whether under contract at law, in equity or in admiralty.

26.4 In all cases where Company takes over the Work from Contractor, Contractor cannot guarantee proper completion and/or quality of the Work, and, therefore Contractor's warranty obligations cease with respect to any Work not completed at the point Company takes over the Work.

ART. 27  COMPANY'S BREACH OF CONTRACT

27.1 If Company is late in delivering Company Provided Items, Drawings, Specifications or access to installation site, or is in breach of any other material obligations under the Contract, then Contractor may be entitled to an adjustment of the Contract Schedule and/or the Contract Price in accordance with the provisions of Art. 12 through 16, as applicable. Such adjustment shall reflect the actual costs of the delay caused to Contractor by Company's breach of Contract.



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         Contractor has a corresponding right with respect to delay caused by defects, discrepancies and inconsistencies in Company Provided Items, Drawings or Specifications. Nevertheless, such adjustment shall not be made insofar as the delay is due to Contractor not fulfilling its obligations in accordance with Art. 6.

         A Variation Order shall be issued in accordance with Art. 12 through 16 in respect of adjustments in the Contract Schedule, Contract Price and other consequences resulting from Company's breach of Contract. Contractor loses its right to request a Variation Order if it has not made such request within 30 Days after discovery of the breach of Contract.

27.2 Contractor is entitled to terminate the Contract with immediate effect by notifying Company when:

         a) Company has failed to make payment of an undisputed amount to Contractor within 30 Days of such payment becoming due,

         b) Company is in substantial breach of the Contract and has not agreed to implement reasonable actions to cure the breach within 14 Days, or

         c)       Company becomes insolvent.

PART 7   FORCE MAJEURE

ART. 28  EFFECTS OF FORCE MAJEURE

28.1 Except for Company's obligation to make payment in accordance with Art. 20, a Party shall not be considered to be in default in the performance of its obligations to the extent that it proves that such performance has been prevented by Force Majeure. The Party affected by Force Majeure shall give written notice to the other Party as soon as possible, but not later than seven (7) days after having been so affected. Failure to give this notice shall preclude such Party from claiming Force Majeure.

28.2 Within 14 Days after a Force Majeure condition affecting Contractor's ability to perform its operations hereunder has ended, Contractor shall present any claim for adjustment of the Delivery Date with particulars of such claim. Such proposal shall state additional time necessary for repairs and other remedies, or for remobilization of personnel and equipment, and measures by Contractor to accelerate performance of the affected portion of the Work, or otherwise to mitigate the effect of Force Majeure.

28.3 If Company claims a Force Majeure situation and as a result is prevented from delivering the Company Supplied Items or otherwise carrying out other of its obligations to Contractor, Contractor shall have the right to submit a request for a Variation Order pursuant to Art. 12 through 16 for such additional compensation and extension of the Delivery Date as Contractor can document it is entitled to by reason of Company's inability to carry out its obligations to Contractor.



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28.4     The Party prevented from performing by the Force Majeure condition shall resume performance as soon as reasonably possible after the Force Majeure condition ceases.

28.5 If a Force Majeure situation lasts without interruption for 90 Days or more, then each Party shall have the right to cancel the Contract, by notice to the other Party. The provisions of Article 17.2, 17.4, 17.5 and 17.6 shall apply accordingly.

28.6 WHEN THE DELIVERY DATE WHICH WOULD HAVE APPLIED IN THE ABSENCE OF FORCE MAJEURE IS REACHED AND FORCE MAJEURE STILL CONTINUES, COMPANY IS ENTITLED TO DEMAND DELIVERY OF THE CONTRACT OBJECT. COMPANY SHALL, IN ADDITION, ISSUE A VARIATION ORDER IN ACCORDANCE WITH ART. 12 THROUGH 16, AS APPLICABLE.

28.7 A FAILURE OF THE PRODUCTS CAUSED BY OR CONTRIBUTED TO BECAUSE SUCH PRODUCTS IS NOT YEAR 2000 COMPLIANT AS DEFINED IN ART. 40 IN THIS CONTRACT IS NOT TO BE CONSIDERED AS A FORCE MAJEURE EVENT.

PART 8   LIABILITY AND INSURANCES

ART. 29  LOSS OF OR DAMAGE TO THE CONTRACT OBJECT OR COMPANY PROVIDED ITEMS

29.1 If loss of or damage to the Contract Object occurs between the start of the Work until the time when the Delivery Protocol has been signed or should have been signed in accordance with Art. 19.1 and 19.2, Contractor shall carry out necessary measures to ensure that the Work is completed in accordance with the Contract. The same applies if any loss of or damage to Materials or Company Provided Items occurs while they are at Site under any Contractor Indemnified Party's safekeeping and control.

         CONTRACTOR'S OBLIGATION TO CARRY OUT MEASURES STATED HEREIN APPLIES REGARDLESS OF WHETHER NEGLIGENCE IN ANY FORM HAS BEEN SHOWN BY ANY COMPANY INDEMNIFIED PARTY. However, in the case of such negligence by a Company Indemnified Party, any and all schedule delays will be addressed in accordance with the Variation Order procedures in Art. 12 through 16.

29.2 Company agrees to procure and maintain during the period of the performance of the Work, a Builder's All Risk Insurance policy in accordance with Art. 31 covering all necessary repairs to or replacement of the Work and all Materials incorporated or to be incorporated therein. Company shall require its underwriters to name Contractor as co-insured under such policy and require its underwriters to waive all rights of subrogation against Contractor Indemnified Parties. Company shall assume liability and responsibility for any losses for which an exclusion applies. Company shall



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         deliver a certified copy of its Builder's All Risk Insurance to
         Contractor prior to the commencement of the Work.

29.3 Contractor shall be liable for the deductible associated with the Builder's All Risk Insurance referenced in Art. 29.2 up to a maximum as defined in Appendix I, above which amount Company shall be liable.

ART. 30  EXCLUSION OF LIABILITY - INDEMNIFICATION

30.1     Contractor Indemnity

         CONTRACTOR RELEASES EACH COMPANY INDEMNIFIED PARTY FROM ANY LIABILITY TO CONTRACTOR FOR, AND CONTRACTOR WILL DEFEND, INDEMNIFY AND HOLD EACH COMPANY INDEMNIFIED PARTY HARMLESS FROM AND AGAINST, ALL LOSSES, BY WHOMEVER BROUGHT, BASED ON PERSONAL INJURY OR DEATH, WHENEVER OCCURRING, SUFFERED OR INCURRED BY ANY CONTRACTOR INDEMNIFIED PARTY ARISING FROM OR RELATED IN ANY WAY TO PERFORMANCE OF THE WORK OR CAUSED BY THE CONTRACT OBJECT HEREUNDER, REGARDLESS OF HOW SUCH PERSONAL INJURY OR DEATH IS CAUSED AND EVEN IF CAUSED BY THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT OR ACTIVE OR PASSIVE, OR OTHER LEGAL FAULT, INCLUDING STRICT LIABILITY THE UNSEAWORTHINESS OF ANY VESSEL AND THE UNAIRWORTHINESS OF ANY AIRCRAFT AND INCLUDING PRE-EXISTING CONDITIONS, OF ANY COMPANY INDEMNIFIED PARTY.

         CONTRACTOR RELEASES EACH COMPANY INDEMNIFIED PARTY FROM ANY LIABILITY TO CONTRACTOR FOR, AND CONTRACTOR WILL DEFEND, INDEMNIFY AND HOLD EACH COMPANY INDEMNIFIED PARTY HARMLESS FROM AND AGAINST, ALL LOSSES, BY WHOMEVER BROUGHT, BASED ON PROPERTY DAMAGE OR LOSS, WHENEVER OCCURRING, SUFFERED OR INCURRED BY EACH CONTRACTOR INDEMNIFIED PARTY ARISING FROM OR RELATED IN ANY WAY TO PERFORMANCE OF THE WORK OR THE CONTRACT OBJECT HEREUNDER, REGARDLESS OF HOW SUCH DAMAGE OR LOSS IS CAUSED AND EVEN IF CAUSED BY THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT OR ACTIVE OR PASSIVE, OR OTHER LEGAL FAULT, INCLUDING STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL AND THE UNAIRWORTHINESS OF ANY AIRCRAFT AND INCLUDING PRE-EXISTING CONDITIONS, OF ANY COMPANY INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT CONTRACTOR'S INDEMNIFICATION OBLIGATIONS HEREUNDER SHALL NOT EXTEND TO ANY PORTION OF THE WORK FOR WHICH



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         COMPANY HAS EXPRESSLY ASSUMED THE RISK OF LOSS PURSUANT TO THIS
         AGREEMENT.

30.2     Company Indemnity

         COMPANY RELEASES EACH CONTRACTOR INDEMNIFIED PARTY FROM ANY LIABILITY TO COMPANY FOR, AND COMPANY WILL DEFEND, INDEMNIFY AND HOLD EACH CONTRACTOR INDEMNIFIED PARTY HARMLESS FROM AND AGAINST, ALL LOSSES, BY WHOMEVER BROUGHT, BASED ON PERSONAL INJURY OR DEATH, WHENEVER OCCURRING, SUFFERED OR INCURRED BY ANY COMPANY INDEMNIFIED PARTY ARISING FROM OR RELATED IN ANY WAY TO PERFORMANCE OF THE WORK OR CAUSED BY THE CONTRACT OBJECT HEREUNDER, REGARDLESS OF HOW SUCH PERSONAL INJURY OR DEATH IS CAUSED AND EVEN IF CAUSED BY THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT OR ACTIVE OR PASSIVE, OR OTHER LEGAL FAULT, INCLUDING STRICT LIABILITY THE UNSEAWORTHINESS OF ANY VESSEL AND THE UNAIRWORTHINESS OF ANY AIRCRAFT AND INCLUDING PRE-EXISTING CONDITIONS, OF ANY CONTRACTOR INDEMNIFIED PARTY.

         COMPANY RELEASES EACH CONTRACTOR INDEMNIFIED PARTY FROM ANY LIABILITY TO COMPANY FOR, AND COMPANY WILL DEFEND, INDEMNIFY AND HOLD EACH CONTRACTOR INDEMNIFIED PARTY HARMLESS FROM AND AGAINST, ALL LOSSES, BY WHOMEVER BROUGHT, BASED ON PROPERTY DAMAGE OR LOSS, WHENEVER OCCURRING, SUFFERED OR INCURRED BY EACH COMPANY INDEMNIFIED PARTY ARISING FROM OR RELATED IN ANY WAY TO PERFORMANCE OF THE WORK OR THE CONTRACT OBJECT HEREUNDER, REGARDLESS OF HOW SUCH DAMAGE OR LOSS IS CAUSED AND EVEN IF CAUSED BY THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT OR ACTIVE OR PASSIVE, OR OTHER LEGAL FAULT, INCLUDING STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL AND THE UNAIRWORTHINESS OF ANY AIRCRAFT AND INCLUDING PRE-EXISTING CONDITIONS, OF ANY CONTRACTOR INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT COMPANY'S INDEMNIFICATION OBLIGATIONS HEREUNDER SHALL NOT EXTEND TO ANY PORTION OF THE WORK FOR WHICH CONTRACTOR HAS EXPRESSLY ASSUMED THE RISK OF LOSS PURSUANT TO THIS AGREEMENT.



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30.3     Third Parties

         Until the issuance of the Acceptance Certificate, Contractor shall indemnify all Company Indemnified Parties from:

         a) costs resulting from the requirements of public authorities in connection with the removal of wrecks, or pollution from vessels or other floating devices provided by Contractor Indemnified Parties for use in connection with the Work (subject to Art. 39), and

         b) claims arising out of loss or damage suffered by anyone other than a Contractor Indemnified Party and a Company Indemnified Party in connection with the Work or caused by the Contract Object, but only to the extent of Contractor Indemnified Parties' negligence or other fault attributable to Contractor Indemnified Parties.

         Company shall indemnify Contractor Indemnified Parties from and against claims mentioned in the paragraph above, to the extent that they exceed the limitations of liability mentioned in Art. 30.4 below, regardless of any form of liability, whether strict liability or by negligence (including sole or concurrent or active or passive) in whatever form by Contractor Indemnified Parties.

         After issue of the Acceptance Certificate, Company shall indemnify Contractor Indemnified Parties from and against any claims of the kind mentioned in Art. 30.3 a) and b) above, regardless of any form of liability, whether strict liability or by negligence (including sole or concurrent or active or passive) in whatever form by Contractor Indemnified Parties. Further, after issue of the Acceptance Certificate, Contractor shall be under no responsibility to insure against any risk or liabilities in relation to the Contract.

30.4     Limitations on Liability

         Contractor's liability for loss or damage arising out of each incident as provided in Art. 30.1 through 30.3 shall be limited to US$1,000,000. However, this does not apply to Contractor's liability for loss or damage for each incident covered by insurances provided in accordance with Art. 31.2, where Contractor's liability extends to the sum recovered under the insurance for the loss of damage. In addition, Contractor should obtain Excess Liability Insurance serving to increase primary limits to other required coverages to US$24,000,000 per occurrence. The Excess Liability Insurance shall remain in force until issuance of the Acceptance Certificate.

30.5     Proprietary and Intellectual Property Indemnity and Related Matters

         CONTRACTOR shall indemnify and hold each COMPANY INDEMNIFIED PARTY harmless from suits, claims or cause of actions resulting from infringement of an industrial property right in connection with the work, or any



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         COMPANY INDEMNIFIED PARTY'S use of the CONTRACT OBJECT. Industrial
         property rights include patent, trademark, copyright, unfair competition and trade secret rights.

         CONTRACTOR shall be liable for any damages, including increased damages because of willful and/or intentional acts, an award of attorneys fees that includes the third party attorneys fees, and/or prejudgment interest, incurred by any COMPANY INDEMNIFIED PARTY as a result of a suit, claim or cause of action for infringement of any industrial property right of any third party, which claim or cause of action arises from the purchase or use of the work or CONTRACT OBJECT.

         CONTRACTOR agrees to defend each COMPANY INDEMNIFIED PARTY and their privies against all suits, claims and causes of action for infringement by the work or CONTRACT OBJECT of the industrial property rights of any third party.

         If a temporary, preliminary or a permanent injunction is obtained against any COMPANY INDEMNIFIED PARTY'S use of the work or CONTRACT OBJECT, or any portion thereof by reason of an infringement of an industrial property right, CONTRACTOR will, at its option and expense, use commercially reasonable effort to either

            (i) Procure for any COMPANY INDEMNIFIED PARTY the right to continue using the work and CONTRACT OBJECT, or

            (ii) Replace or modify for any COMPANY INDEMNIFIED PARTY the work and CONTRACT OBJECT or such infringing portion thereof so that it no longer infringes such industrial property right, so long as the utility or performance of the work and CONTRACT OBJECT is not adversely affected by such replacement or modification and the work and CONTRACT OBJECT continues to materially conform with the specifications of the work or CONTRACT OBJECT.

         If COMPANY INDEMNIFIED PARTY is damaged as a result from non-use of the work or CONTRACT OBJECT purchased under this contract, where non-use results from a court order not to make or use the work or CONTRACT OBJECT as a result of a lawsuit brought by a third party for infringement by the work or CONTRACT OBJECT of an industrial property right, then COMPANY INDEMNIFIED PARTY shall be reimbursed from contractor for actual damages from said non-use incurred by COMPANY INDEMNIFIED PARTY up to a limit of $1,000,000.

         CONTRACTOR shall also indemnify and hold each COMPANY INDEMNIFIED PARTY harmless for any claim, cause of action or suit, such as for trade and business torts, for use of the work or CONTRACT OBJECT



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         Under the contract which is caused in whole or part by CONTRACTOR, which is brought against a COMPANY INDEMNIFIED PARTY by a third party. CONTRACTOR shall defend and pay all costs and expenses in defending a claim, cause of action or suit for such dispute.

         The provisions of this section on defense and indemnification shall survive the expiration of the term of this contract. The privileges and benefits enjoyed under this section on defense and indemnification shall inure to the benefit of COMPANY INDEMNIFIED PARTIES' privies, including a subsequent owner of an interest of any COMPANY INDEMNIFIED PARTY.

         If it becomes necessary for COMPANY INDEMNIFIED PARTIES to enforce this indemnification provision against CONTRACTOR, CONTRACTOR shall pay for COMPANY INDEMNIFIED PARTIES' attorneys' fees, court costs, litigation expenses and any other costs or expenses associated with the enforcement action.

30.6     Notice of Claim

         Whenever any claim shall arise for indemnification hereunder, the indemnified party shall promptly notify the indemnifying party of the claim and, when known, the facts constituting the basis for such claim, except that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a Third Party, such notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

         The Parties shall give each other information and other assistance needed for handling the claim. Neither Party shall, without the consent of the other Party, approve of a claim which shall be indemnified, in whole or in part, by the other Party.

30.7     Consequential Damages

         Notwithstanding anything to the contrary contained elsewhere in this Contract, no Company Indemnified Party or Contractor Indemnified Party shall be liable to any member of the other group for any consequential, incidental or indirect damages (whether liquidated or unliquidated), including, but not limited to, loss of use, loss of profit, loss of revenue, loss of product or production, reservoir damage, or loss of hole, damage due to blowout or cratering, whenever arising under this Contract or as a result of, relating to or in connection with the Work under the Contract and no claim shall be made by any Contract Indemnified Party Group or Company Indemnified Party against any member of the other group regardless of whether such claim is based or claimed to be based on negligence (including, sole, joint, active, passive, concurrent or gross negligence), unseaworthiness, unairworthiness, fault, breach of warranty, breach of agreement, statute, strict liability or otherwise.



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Art. 31  INSURANCES

31.1 Company shall provide and maintain the insurances described below and in Appendix I - Company's Insurances, etc.

         a) Builder's all risk insurance, or equivalent insurance, covering the Contract Object, Materials and Company Provided Items against physical loss or damage, in accordance with the insurance conditions.

         b) Transport insurance covering the Contract Object, Materials and Company Provided Items against physical loss or damage during transportation, in accordance with the insurance conditions.

         c)       Liability insurance covering Company's liability under Art.
                  30.3 for claims arising from each accident.

         Such insurance coverage shall be effective from the start of the Work and shall not expire until issue of the Acceptance Certificate.

         The policies shall state that Company and Contractor are named insureds, and the insurers shall waive any right of subrogation against Contractor Indemnified Parties, but only to the extent of Contractor Indemnified Parties' obligations under this Contract.

31.2 Contractor shall, and shall cause each authorized subcontractor to, carry insurance as specified in Appendix O.

31.3 If one of the Parties fails to take out insurance according to its obligations of this Article, then the other Party is entitled to take out such insurance and claim a refund of the costs from the Party in default.

31.4 When any incident occurs for which coverage is granted under one of the Parties' insurance policies, the other Party shall notify that Party without undue delay, enclosing a description of the incident that gives rise to the insurance claim. When the Party whose insurance policy covers the claim, handles the claim, the other Party shall provide it with reasonable assistance, without claiming compensation.

31.5 Each Party shall support its mutual indemnity obligations with respect to injury or death of any Person or damage to or loss of property by liability insurance coverage in the amounts set forth herein.

PART 9   PROPRIETARY RIGHTS, ETC.

ART. 32  RIGHTS TO DOCUMENTS AND COMPUTER PROGRAMS

32.1 Documents and computer programs provided by Company to Contractor, or which are developed mainly on the basis of such documents and computer programs, shall



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         remain the exclusive property of Company. The same applies to all copies of the aforementioned documents and computer programs.

         Such documents, computer programs or copies shall not be used by Contractor other than for the purpose of the Work. Such documents, computer programs or copies shall be returned to Company at the expiration of the Contract, unless otherwise agreed between Company and Contractor.

32.2 Documents and computer programs provided by Contractor to Company, or which are developed mainly on the basis of such documents and computer programs, including, but not limited to, technical data, design, drawings, plans, reports, specifications and other materials employed in the design, fabrication, assembly, installation and operation of the Work, shall remain the exclusive property of Contractor. The same applies to all copies of the aforementioned documents and computer programs.

         Company shall be entitled to use such documents, computer programs and copies only in connection with the operation, repair, modification and maintenance of the Contract Object or Contractor supplied equipment, unless otherwise prescribed in Appendix K - Contractor's Proprietary Information.

32.3 All other documents, computer programs and copies thereof developed by Contractor or its Affiliate in connection with the Work shall be the property of Contractor.

         Company shall be entitled to use such documents, computer programs and copies only in connection with the operation, repair, modification and maintenance of the Contract Object or Contractor supplied equipment, unless otherwise prescribed in Appendix K - Contractor's Proprietary Information.

32.4 The Parties shall ensure that all those who have access to such documents, computer programs and copies thereof as referenced in Art.
         32.1 through 32.3 shall comply with the provisions of this Contract. Further, any Third Party to receive such documents shall be required by the Party disclosing the documents, prior to communication of the information, to execute a written covenant and confidentiality agreement with such Party on the same terms specified in this Art. 32 and in Art. 34.1.

ART. 33  INVENTIONS

33.1 Inventions made by Contractor during the performance of the Work shall be the property of Contractor. This does not apply, however, to inventions mainly based on technical information received from Company under Art. 32.1, which inventions shall be the exclusive property of Company.

         Contractor shall notify Company of all inventions which shall be Company's exclusive property, and Contractor shall provide the necessary assistance to enable



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         Company to acquire the patents to the inventions. Company shall pay
         Contractor for all reasonable costs in connection with such assistance, including compensation to Contractor's employees or others, in accordance with applicable law or general agreements concerning compensation for inventions.

33.2 Company shall grant to Contractor an irrevocable, royalty-free, non-exclusive license to inventions which are Company's exclusive property in accordance with Art. 33.1.

33.3 Contractor shall grant to Company an irrevocable, royalty-free, non-exclusive license to all inventions which are under, or which prior to delivery of the Contract Object come under, Contractor's control, to the extent necessary for Contractor to perform the Work, or for the operation, maintenance, modification and repair of the Contract Object.

         Contractor shall also grant to Company an irrevocable, royalty-free, non-exclusive license to inventions made by Contractor in connection with the Work and which are based on technical information from both Parties, without any of them providing the main part of such information. The license shall include a right to use the invention in construction of objects of whatever kind, provided, however, that the license under this paragraph shall at all times be restricted to operations where Company is an operator, and shall at no time include a right to sublicense.

         Company shall also grant to Contractor an irrevocable, royalty-free, non-exclusive license to inventions made by Company in connection with the Work and which are based on technical information from both Parties, without any of them providing the main part of such information. The license shall include a right to use the invention in construction of objects of whatever kind, provided, however, that the license under this paragraph shall at no time include a right to sublicense.

ART. 34  CONFIDENTIAL INFORMATION

34.1 All information exchanged between the Parties shall be treated as confidential and shall not be disclosed to a Third Party without the other Party's written permission, unless such information:

         a) may be disclosed to a Third Party in accordance with Art. 32 and 33,

         b) is already known to the party in question at the time the information was received,

         c) is or becomes part of the public domain other than through a fault of a Company Indemnified Party or a Contractor Indemnified Party,

         d) is rightfully received from a Third Party, without an obligation of confidentiality.



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         Each of the Parties may, however, use or disclose confidential information to a Third Party, to the extent necessary for the performance of and control of the Work and use of the Contract
         Object. In such cases the Parties, prior to disclosing the confidential information to the Third Party, shall ensure that the Third Party executes a written covenant and confidentiality agreement in accordance with Art. 32, 33 and 34, as such Articles are applicable to the confidential information being disclosed.

34.2 Contractor shall not publish information concerning the Work or the Contract without Company's written approval. This approval shall not unreasonably be withheld.

PART 10  OTHER PROVISIONS

ART. 35  ASSIGNMENT OF THE CONTRACT, ETC.

35.1 Company may assign its rights and obligations under the Contract to a Third Party, provided that Company can demonstrate that the assignee has the financial strength required to fulfil Company's obligations under the Contract. At Contractor's request, Company shall provide a guarantee satisfactory to Contractor of the Third Party's performance.

35.2 Contractor may not assign or mortgage the Contract, or a part or interest in it, to a Third Party without Company's written approval. Such approval is not required for an assignment or mortgage to a bank or other financial enterprise.

ART. 36  NOTICES

         All notices, claims and other notification to be given in accordance with the provisions of the Contract shall be submitted in writing to the relevant Party's representative under Art. 3, with such address as given in Appendix D - Administration Requirements or as changed by notice.

ART. 37  UNITED STATES LAW AND DISPUTES

37.1     Choice of Law

         THIS CONTRACT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. NON-EXCLUSIVE VENUE FOR ANY LEGAL PROCEEDING ARISING FROM OR RELATING TO THIS CONTRACT SHALL BE HOUSTON, HARRIS COUNTY, TEXAS.

37.2     Dispute Resolution



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         The Parties recognize that the amicable settlement of disputes is in their mutual best interests. As such, the Parties agree to promptly notify the other Party of any dispute and to engage in good faith consultations to resolve such a dispute. If such consultations do not resolve the dispute within 30 Days of notification thereof, the Parties agree to submit any dispute to consultations to resolve such a dispute. If such consultations do not resolve the dispute within 30 Days of notification thereof, the Parties agree to submit any dispute to consultations between the Chief Executive Officer of MODEC International LLC and the President, chief executive office or principal of the Company. If such consultations fail to resolve such a dispute within 30 Days, either Party may submit the matter to arbitration under American Arbitration Association Construction Industry Rules as presently in force. The number of arbitrators will be one. The arbitration will be conducted by one mutually agreed arbitrator (or in the absence of agreement, by an arbitrator appointed by the administering body for the arbitration). The arbitrator shall agree that time is of the essence in the rendering of a decision. The place of the arbitration shall be Houston, Texas and the arbitration shall be conducted in English. The arbitrator shall be empowered to order injunctive relief but shall not be empowered to award damages in excess of compensatory damages and each Party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The decision of the arbitrator will be final and binding upon each Party and may be enforced in any court of competent jurisdiction. The cost and expenses of any such arbitration, including the legal expenses of the prevailing Party, will be borne as determined by the arbitrator. Neither Party shall be excused from the performance of its obligations, alternative dispute resolution or litigation relating hereto. Notwithstanding this provision, nothing in this Contract shall preclude either Party from seeking injunctive relief from a court of competent jurisdiction to preserve the status quo during the pendency of the dispute nor shall either Party be precluded from seeking appropriate judicial relief to enforce or preserve separately available statutory rights.

         All statutes of limitations which would otherwise apply to an action at law would apply to an action under this arbitration provision.

ART. 38  EQUAL EMPLOYMENT OPPORTUNITY PROVISIONS

         In order to ensure compliance with the Equal Employment Opportunity provisions of Executive Orders 11246, 11375, 11598, 11141, and 11758, the Contractor agrees to and shall be bound by these provisions and all rules and regulations promulgated thereunder, and with all amendments and additions thereto.

         Contractor shall be bound by and agrees to the following provisions as contained in Section 202 of Executive Order 11246, to wit:

         (1) Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, age or national origin. The



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                  Contractor will take affirmative action to ensure that
                  applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be Limited to the following. Employment, upgrading, demotion, or transfer, recruitment or recruitment advertising, layoff or termination rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notice to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

         (2) Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, age or national origin.

         (3) Contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the labor union or worker's representative of the Contractor's commitments under
                  Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

         (4) Contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

         (5) Contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records, and accounts by the contracting agency and the Secretary of Labor for the purposes of investigation to ascertain compliance with such rules, regulations and orders.

         6) In the event of the Contractor's noncompliance with the nondiscrimination clauses of this contract or with any such rules, regulations, or orders, this contract may be cancelled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.



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         7)       Contractor will include the provisions of Sections I.A.(1)
                  through I.A.(7) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance:
                  PROVIDED, HOWEVER, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

         Contractor certifies that he does not maintain or provide for its employees any segregated facilities at any of its establishments, and that he does not permit its employees to perform their services at any locations, under this contract where segregated facilities are maintained. He certifies further that he will not maintain or provide for its employees any segregated facilities at any of its establishments, and that he will not permit location, under its control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause in this contract. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment area, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color, or national origin, because of habit, local custom or otherwise. He further agrees that (Except where he has obtained identical certifications from proposed subcontractors for specific time periods) he will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding $10,000 which are not exempt from the provisions of Equal Opportunity Clause; that he will retain such certifications in its files; and that he will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

         NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS ON NONSEGREGATED FACILITIES

         A Certification of Nonsegregated Facilities as required by the May 9, 1965, order on Elimination of Segregated Facilities, by the Secretary of Labor 932 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The Certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). (1968 MAR.) (Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. Section 1001.)



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ART. 39  POLLUTION CONTROL AND RESPONSIBILITY

39.1 During the performance of the Work under this Contract, the responsibility of Company and the Contractor for control and removal of pollution or contaminations shall be defined as follows:

39.2     Conduct of Operations

         Each Contractor Indemnified Party shall exercise all reasonable diligence to conduct its operations in a manner that will prevent pollution and each Contractor Indemnified Party shall comply with all applicable laws, ordinances, rules, regulations and lease or contract provisions regarding pollution, including without limitation those of the U.S. Coast Guard, U.S. Army Corps of Engineers, U.S. Geological Survey, and U.S. Department of Interior. No Contractor Indemnified Party shall permit trash, waste oil, bilge water, or other pollutants to be discharged or to escape into the sea. Each Contractor Indemnified Party will take reasonable measures to instruct its personnel in such matters and to prevent such pollution and will clean up such pollution caused by it in the course of operations relating to this Contract. Contractor shall provide Company with a copy of all environmental response plans covering work conducted hereunder prior to commencement of such work. It is not intended hereby to limit or conflict with the responsibilities of Company and Contractor as further defined within this Exhibit.

39.3     Contractor's Responsibilities

         Contractor shall assume all responsibility for, including control and removal of, and release, indemnify and hold each Company Indemnified Party harmless against and from loss, cost or damage arising from pollution or contamination:

         (1)      Which originates above the surface of the land or water:

                  (a) from spills or leaks of fuels, lubricants, motor oil, pipe dope, paints, solvents, ballasts, bilge, garbage, sewerage, and other materials exclusive of those covered by subpart (b) below, in each Contractor Indemnified Party's possession and control, WHETHER CAUSED OR BROUGHT ABOUT BY ANY COMPANY INDEMNIFIED PARTY'S NEGLIGENCE (INCLUDING ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL AND THE UNAIRWORTHINESS OF ANY AIRCRAFT AND INCLUDING PRE-EXISTING CONDITIONS.

                  (b) from spills, leaks or dumping of oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings and lost circulation and fish recovery materials and fluids, when said materials are in each



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                           Contractor Indemnified Party's possession, although
                           their use or disposition may be at Company's direction, and such spill, leak or dumping is a result of any Contractor Indemnified Party's acts or omissions;

         (2) Resulting from fire, blowout, cratering, seepage, or any other uncontrolled flow, from surface or subsurface, of oil, gas or water from wells during the conduct of operations hereunder when caused by any Contractor Indemnified Party's acts or omissions, but only up to and not in excess of the first $500,000 per occurrence of such loss, cost or damage;

         (3) Resulting from leaking or other uncontrolled flow of oil, gas or water from pipelines, including lines on or in submerged lands, ruptured or damaged by any Contractor Indemnified Party's rig, barge, anchors or other equipment, or by any Contractor Indemnified Party's operations, when such rupture or damage is caused by any Contractor Indemnified Party's acts or omissions, but only up to and not in excess of the first $500,000 per occurrence of such loss, cost or damage.

39.4     Company's Responsibilities

         Company shall assume all responsibility for, including control and removal of, and release, indemnify and hold each Contractor Indemnified Party harmless against and from loss, cost or damage arising from pollution or contamination:

         (1) Resulting from fire, blowout, cratering, seepage, or any other uncontrolled flow of oil, gas or water from wells during the conduct of operations hereunder when not resulting from any Contractor Indemnified Party's acts or omissions and, excluding the first $500,000 per occurrence of such loss, cost or damage, WHETHER CAUSED OR BROUGHT ABOUT BY ANY CONTRACTOR INDEMNIFIED PARTY'S NEGLIGENCE (INCLUDING ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL AND THE UNAIRWORTHINESS OF ANY AIRCRAFT AND INCLUDING PRE-EXISTING CONDITIONS.

         (2) Resulting, except as provided in Art. 39.3(1)(b) above, from possession, use or disposition of oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings, lost circulation, fish recovery materials and fluids, including such possession, use or disposition by any Company Indemnified Party;

         (3) Resulting from leakage or other uncontrolled flow of oil, gas or water from pipelines, including lines on or in submerged lands, ruptured or damaged by Contractor Indemnified Party's barge, anchors, or other equipment, or by



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                  Contractor Indemnified Party's operations, when such rupture or damage is not caused by Contractor Indemnified Party's acts or omissions, and excluding the first $500,000 per occurrence of such loss, cost or damage, WHETHER CAUSED OR BROUGHT ABOUT BY ANY CONTRACTOR INDEMNIFIED PARTY'S NEGLIGENCE (INCLUDING ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL AND THE UNAIRWORTHINESS OF ANY AIRCRAFT AND INCLUDING PRE-EXISTING CONDITIONS.

39.5     Agreement

         Without relieving Contractor of any of its obligations above provided, it is agreed that Company may take part to any degree it deems necessary in the control and removal of any pollution or contamination which is the responsibility of Contractor under the foregoing provisions; and Contractor shall reimburse Company for the cost thereof, subject to any limitations above provided, upon the receipt of billing therefor from Company.

ART. 40  YEAR 2000 WARRANTY

40.1 Contractor hereby represents and warrants to Company that all Products are and will be Year 2000 Compliant.

40.2 This representation and warranty shall survive until the earlier of 24 months or upon termination of this Contract. In the event that such warranty compliance requires the acquisition of additional Products, the expense for any such associated or additional acquisitions which may be required (including, without limitation, data conversion tools) shall be borne exclusively by supplier.

         As used herein, "Year 2000 Compliant" means the Product will:

         A. function without interruption or human intervention with four-digit year processing on all Date Data, including errors or interruptions from functions which may involve Date Data from more than one century or leap years, regardless of the date of processing or date of Date Data ("Date Data" means any data, input, or output which includes an indication of date);

         B. provide results from any operation accurately reflecting any Date Data used in the operation performed, with output in any form, except graphics, having four-digit years;

         C. accept two-digit year Date Data in a manner that resolves any ambiguities as to century in a defined manner; and



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                                                           FABRICATION AGREEMENT
================================================================================

         D. provide data interchange in the ISO 8601:1988 standard of CCYYMMDD

40.3 This warranty shall apply to all Products delivered by supplier now or in the future, including all bug fixes, patches, updates, enhancements, new development, or other software, equipment or documentation. A Product (as such term is defined herein) failure caused by or contributed to be because such Product is not Year 2000 Compliant, as defined above, is not a Force Majeure event.

ART. 41  MISCELLANEOUS

41.1     Taxes

         Any duties or tariffs or state or county sales, use or ad valorem taxes which become payable to any authority as a consequence of the performance of the Work shall be paid by Company and Company shall provide Contractor a sales tax exemption certificate; however, Contractor agrees to PROTECT AND KEEP COMPANY SAFE AND HARMLESS against all taxes and fines, penalties, and interest thereon assessed or levied against or on account of the Work related to wages, salaries, or other benefits paid to Contractor's employees or employees of Contractor's subcontractors. Contractor will promptly forward all tax assessments and similar statements or notices to Company for which Company is responsible.

41.2     Effective Date

         The effective date of this Contract shall be the date on which this Contract is fully executed by authorized signatories of each of the Parties.

41.3     Amendments

         This Contract may not be amended, nor any provision hereof waived, except by a written amendment executed with the same formality as this Contract and executed by duly authorized representatives of the respective Parties.

41.4     Entire Agreement

         This Contract constitutes the sole and only agreement of the Parties and supersedes any prior understandings or written or oral agreements between the Parties respecting the within subject matter. No agent, employee or representative of Company has any authority to bind Company to any affirmation, representation or warranty outside of, or in conflict with, the stated terms of this Contract, and Contractor hereby stipulates that it has not relied and will not rely on such an affirmation, representation or warranty.

41.5     Counterparts



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                                                           FABRICATION AGREEMENT
================================================================================

         This Contract may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

41.6     Further Assurances

         Subject to the terms and conditions set forth in this Contract, each of the Parties agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Contract. In case, at any time after the execution of this Contract, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

41.7     Severability

         Any term or provision of this Contract that is invalid or unenforceable in any jurisdiction shall be ineffective as to such jurisdiction, to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Contract or affecting the validity or enforceability of any terms and provisions of this Contract in any other jurisdiction. If any provision of this Contract is so broad as to be unenforceable, each provision shall be interpreted to be only so broad as is enforceable. A bankruptcy or similar trustee must accept or, to the extent permitted by law, reject this Contract in its entirety.

41.8     Waiver

         Neither action taken (including, without limitation, any investigation by or on behalf of either Party) nor inaction pursuant to this Contract, shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the Party not committing such action or inaction. A waiver by any Party of a particular right, including, without limitation, breach of any provision of this Contract, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.


41.9     No Third Party Beneficiaries

         Except to the extent a third party is expressly given rights herein, any agreement herein contained, expressed or implied, shall be only for the benefit of the Parties and their respective legal representatives, successors, and assigns, and such agreements or assumption shall not inure to the benefit of any other Person whomsoever, it being the intention of the Parties that no Person shall be deemed a third party beneficiary of this Contract except to the extent a third party is expressly given rights herein.



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                                                           FABRICATION AGREEMENT
================================================================================

ART. 42  OPTION

42.1 For a period of 36 months from the Effective Date for the Sunday Silence unit, Contractor will execute projects and deliver the additional MOSE TI_P platforms to Company with all costs to Contractor, passed through to Company. Contractor will earn a discounted profit of 6% on the total contract value as its profit.

42.2 In addition, Company and Contractor will agree to mutually acceptable incentives and penalties to cost and schedule.

42.3 Contractor will negotiate option pricing for a second unit from its vendors and sub-contractors, on a component basis, when placing the purchase order/contract for scopes of work for the Sunday Silence unit. Contractor will make its best efforts to obtain this option pricing at about the same pricing level as the components for the first unit. To the extent possible, this option pricing will be valid for a period of 12 months from the date of purchase order or subcontract from Contractor, or longer if possible to obtain from the vendor/sub-contractor. Contractor wishes to highlight that approximately 80% of the total cost of the unit is from vendors and sub-contractors. This mechanism will allow the prices, by component, to be firmed up at least for the next 12 months at the low levels available in today's depressed market conditions.

                 [Remainder of Page Intentionally Left Blank.]



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                                                           FABRICATION AGREEMENT
================================================================================

          IN WITNESS WHEREOF, Contractor and Company have caused this Fabrication Agreement to be duly executed and delivered as of the date and year first above written.

                                       COMPANY

                                       DELOS OFFSHORE COMPANY, LLC.


                                       /s/ JAMES H. LYTAL
                                       -----------------------------------------
                                       James H. Lytal
                                       President

                                       CONTRACTOR

                                       MODEC INTERNATIONAL LLC


                                       /s/ K. MATAUNAGA
                                       -----------------------------------------
                                       Name: K. MATAUNAGA
                                            ------------------------------------
                                       Title: PRESIDENT & CEO
                                             -----------------------------------